DR. EARL R. BEAVER, Ph.D, FAIChE
14500 White Birch Valley Lane
Chesterfield, Missouri 63017
636-536-1256
erbeav@aol.com

August 1, 2013

SENT VIA EMAIL AND FIRST CLASS MAIL

Mr. James Michael Whitfield
Director, President and Chief Executive Officer
Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400
Dallas, TX 75231

Mr. Carl Johnson, Director
Dynamic Energy Alliance Corporation
381 Honduras Rd.
Memphis, TN 38109

Mr. Charles R. Cronin, Jr.
Chairman of Board of Directors
Dynamic Energy Alliance Corporation
1912 Maya Pradera Lane
Moorpark, CA 93021

Ms. Fiona Sutton, Director
Dynamic Energy Alliance Corporation
c/o Select Contracts Canada, Inc.
217-2063 Lake Placid Rd.
Whistler, BC
Canada, VON 1B2

Harvey Dale Cheek, Director
Dynamic Energy Alliance Corporation
c/o HDC & Associates
690 America's Cup Cv
Alpharetta, GA 30005

Gentlemen and Ms. Sutton:

Please be advised that effective immediately, I hereby resign as Director and Chief Technical Officer of Dynamic Energy Alliance Corporation, and I hereby further resign, effective immediately, from any and all other Director and Officer positions I may hold with Dynamic Energy Alliance Corporation.

Thank you for your attention to this matter.

Earl R Beaver

Dr. Earl R. Beaver, Ph.D, FAIChE